UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 22, 2016

EDGEWELL PERSONAL CARE COMPANY

(Exact name of registrant as specified in its charter)

Missouri	1-15401	43-1863181
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employee Identification No.)

1350 Timberlake Manor Parkway, Chesterfield, Missouri 63017
(Address of principal executive offices)

314-594-1900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 22, 2016, the Board of Directors (the "Board") of Edgewell Personal Care Company (the "Company"), elected Elizabeth V. Long as a member of the Board effective upon the previously announced retirement of Ward M. Klein on July 6, 2016. Ms. Long will stand at the next election of directors at the 2017 annual meeting of the Company's shareholders for a one year term. Ms. Long will serve on the Audit Committee and the Nominating and Executive Compensation Committee of the Board.
Ms. Long will be compensated on the same basis as all other non-management directors of the Company, as described under "The Board of Directors and Edgewell's Corporate Governance - Director Compensation" in the Company's Proxy Statement for its 2016 Annual Meeting of Shareholders. Ms. Long will receive a pro rata share of her annual director compensation for the 2016 calendar year. Ms. Long will enter into an indemnification agreement with the Company, in the form previously entered into by the Company with its current directors, a copy of which was listed as Exhibit 10.10 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2015.
There are no arrangements or understandings pursuant to which Ms. Long was elected as a director, and there are no related party transactions between the Company and Ms. Long reportable under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.
The Company issued a press release on June 23, 2016 announcing Ms. Long's appointment. A copy of this press release is included as Exhibit 99.1 to this Form 8-K. The information contained in the accompanying Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Edgewell Personal Care Company issued on June 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
EDGEWELL PERSONAL CARE COMPANY
By:  /s/ Sandra J. Sheldon
Sandra J. Sheldon
Chief Financial Officer

Dated: June 23, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Edgewell Personal Care Company issued on June 23, 2016.